UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2023

ACE GLOBAL BUSINESS ACQUISITION LIMITED

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-40309	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Rm. 806, 8/F., Tower 2, Lippo Centre, No. 89 Queensway, Admiralty, Hong Kong
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (852) 2151 5198 / 2151 5598

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, par value $0.001 per share, and one Redeemable Warrant entitling the holder to receive one Ordinary Share	ACBAU	NASDAQ Capital Market

Ordinary Shares	ACBA	NASDAQ Capital Market

Warrants	ACBAW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As approved by its shareholders at the Special Meeting of Shareholders on September 19, 2023 (the “Meeting”), Ace Global Business Acquisition Limited (the “Company” or “Ace”) entered into a second amendment (the “Trust Amendment”) to the investment management trust agreement, dated April 5, 2021, and as amended on January 5, 2023, with Continental Stock Transfer & Trust Company on September 19, 2023. Pursuant to the Trust Amendment, the Company has the right to extend the time to complete a business combination a total of six (6) times for an additional one (1) month each time from October 8, 2023 to April 8, 2024 by depositing into the trust account $0.05 for each one-month extension for each issued and outstanding Company ordinary share issued in the IPO that has not been redeemed (each, a “Public Share”)(each, an “Extension Payment”).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its shareholders at the Meeting on September 19, 2023, the Company filed an amended and restated memorandum and articles of association on September 19, 2023 (the “Charter Amendment”), giving the Company the right to extend the date by which it has to complete a business combination up to a total of six (6) times for an additional one (1) month each time from October 8, 2023 to April 8, 2024.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 24, 2023, the record date for the Meeting, there were 3,789,547 ordinary shares of the Company entitled to vote at the Meeting. On September 19, 2023, the Company held the Meeting, of which 3,112,756 (or approximately 82.14%) ordinary shares of the Company entitled to vote, were represented in the Meeting either in person or by proxy.

The final results for each of the matters submitted to a vote of Company shareholders at the Meeting are as follows:

1. Charter Amendment

Proposal No. 1

Shareholders approved the proposal to amend and restate the Company’s amended and restated memorandum and articles of association, giving the Company the right to extend the date by which it has to complete a business combination up to a total of six (6) times for an additional one (1) month each time from October 8, 2023 to April 8, 2024. Approval of the Charter Amendment required the majority of the votes of the shares which were present in person or by proxy and entitled to vote thereon at the Meeting. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,018,492	94,264	0	0

2. Trust Amendment

Shareholders approved the proposal to amend the Company’s investment management trust agreement, dated April 5, 2021, and as amended on January 5, 2023, with Continental Stock Transfer & Trust Company to allow the Company to extend the time it has to complete a business combination a total of six (6) times for an additional one (1) month each time from October 8, 2023 to April 8, 2024 by depositing into the trust account $0.05 for each one-month extension for each issued and outstanding Public Share that has not been redeemed. Approval of the Trust Amendment required approval by the affirmative vote of holders of at least a majority of the Company’s ordinary shares sold in the IPO, excluding the founder shares and private shares. The voting results were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,564,492	94,264	0	0

As there were sufficient votes to approve the above proposals, Proposal No. 3, the “Adjournment Proposal” described in the definitive proxy of Ace, which was filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2023 was not presented to shareholders.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association of Ace Global Business Acquisition Limited
10.1	Amendment to the Investment Management Trust Agreement, dated as of September 19, 2023, by and between Continental Stock Transfer & Trust Company and the Registrant
99.1	Press Release, dated September 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Ace Global Business Acquisition Limited

Dated: September 21, 2023	/s/ Eugene Wong
Eugene Wong
Chief Executive Officer

3